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                                                                 EXHIBIT 23.1

             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-4 (333-119621) of The Robert Mondavi Corporation of our report dated September 17, 2004 relating to the Balance Sheet of The Robert Mondavi Corporation (Delaware) as of August 31, 2004, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

San Francisco, California
October 19, 2004